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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-36933, No. 333-42986, No. 333-61717, and No. 333-82398)
pertaining to the 1996 Equity Compensation Plan and Stock Purchase Plan of Health Grades, Inc. of our report dated February 8, 2002, with respect to the consolidated financial statements and schedule of Health Grades, Inc. and subsidiaries for the year ended December 31, 2001, included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------
                                                         Ernst & Young LLP

Denver, Colorado
March 26, 2004